Exhibit 99.1

Grove Announces First Quarter 2024 Financial Results

•First Quarter 2024 Adjusted EBITDA of $1.9 million, Adjusted EBITDA margin of 3.5%
•Launched Grove Co. rebrand alongside new Ready-to-Use Hand Soap, Dish Soap and Liquid Laundry Detergent
•Completed headquarters lease restructuring; more than $5M of cash savings through May 2027
•Maintains full year 2024 Revenue and Adjusted EBITDA Guidance

SAN FRANCISCO, CA — May 14, 2024 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or “the Company”), the world’s first plastic neutral retailer, a leading sustainable consumer products company, certified B Corporation, and Public Benefit Corporation today reported financial results for its fiscal first quarter ended March 31, 2024.
Grove Collaborative’s first quarter 2024 financial results include several milestones for the Company, including its third consecutive quarter of positive Adjusted EBITDA, demonstrating continued progress on overall profitability while laying the groundwork for the business transformation to drive top line growth.
“This quarter’s results show the early benefits of our continued focus on profitability alongside our focus on being the trusted brand for conscientious customers who are seeking high-performing, planet-friendly products. But I want to emphasize this is just the beginning of our transformation,” said Jeff Yurcisin, Chief Executive Officer. “In my first nine months, we’ve made a number of strategic changes to our business to build a stronger foundation for long term profitability and growth so that we are better able to support our customers’ individual sustainability journeys and transform the industry into a force for human and environmental health.”
First Quarter 2024 Financial Results
Revenue, Net was $53.5 million, down 10.5% from the fourth quarter of 2023, and down 25.2% year-over-year. The sequential and year-over-year declines continue to be driven by a decrease in Direct to Consumer (“DTC”)1 orders resulting from lower advertising spend throughout 2023 and the first quarter of 2024. The Company spent a record low on advertising as a percentage of revenue in the first quarter of 2024 as it prioritizes marketing efficiency and focuses on transforming its business model. The year-over-year reduction in orders was partially offset by an increase in Net Revenue per order.
Gross Margin was 55.5%, improving 110 basis points from the fourth quarter of 2023 and 350 basis points year-over-year. The sequential improvement was mostly due to an increase in estimate to Grove’s vendor funding allowance to better reflect the sell-through of third party inventory. The year-over-year improvement was further benefited by the sell-through of previously reserved-for inventory and a decrease in discounts resulting from fewer first orders, which are more heavily discounted on average.
Operating Expenses were $30.3 million, down 25.3% from the fourth quarter of 2023 and down 40.5% year-over-year. The sequential and year-over-year declines are primarily driven by lower fulfillment costs from fewer orders, lower personnel and facility expenses, and lower advertising. First quarter 2024 operating expenses include a $2.9 million gain from restructuring, primarily the modification of the Company’s headquarters lease, compared to the fourth quarter of 2023 which included a $3.3 million expense from restructuring.
Net Loss was $3.4 million, (6.3%) margin, compared to $9.5 million, (15.8%) margin in the fourth quarter of 2023, and $13.1 million, (18.3%) margin in the first quarter of 2023.
Adjusted EBITDA2 was positive $1.9 million, 3.5% margin, compared to positive $0.1 million, 0.2% margin in the fourth quarter of 2023, and negative $6.9 million, (9.6%) margin in the first quarter of 2023.
Cash, Cash equivalents, and Restricted Cash was $81.6 million at the end of the first quarter of 2024, a decrease of $13.3 million from the fourth quarter of 2023, primarily driven by a $4.8 million payment in connection with the modification of the Company’s headquarters lease, the Company’s annual incentive compensation payout, and interest expense. The Company remains focused on its use of cash and targets efficient returns on cash outflows, such as the lease termination payment, which has less than a two year payback.

First Quarter 2024 Key Business Highlights:

	Three Months Ended March 31,
(in thousands, except DTC Net Revenue Per Order and percentages)	2024	2023
Financial and Operating Data
Grove Brands % Net Revenue	43%	49%
DTC Total Orders	773	1,097
DTC Active Customers	807	1,241
DTC Net Revenue Per Order	$66	$62
Grove Brands % of Net Revenue was 43.0% in the first quarter of 2024, down 150 basis points quarter-over-quarter and 580 basis points year-over-year. The sequential and year-over-year declines were largely due to the expansion of the Company’s third party product offering, especially as it relates to the Health and Wellness category, fewer first orders, which have more Grove branded items on average, and the Company’s recent transformation of the customer experience on its ecommerce platform.
Direct to Consumer (DTC) Total Orders totaled 0.8 million, down 10.5%, quarter-over-quarter and 29.5% year-over-year. The year-over-year and sequential declines resulted from lower advertising spend.
DTC Active Customers, the number of customers that have placed an order in the trailing twelve months, totaled 0.8 million, down 12.3% quarter-over-quarter and 35.0% year-over-year. Similarly, the year-over-year and sequential declines were due to lower advertising spend.
DTC Net Revenue Per Order was $66.27 in the first quarter of 2024, down 0.8% quarter-over-quarter, but up 7.5% year-over-year. The year-over-year improvement was due to a mix shift towards existing customer orders (as opposed to first orders) as well as an increase in the number of units per existing customer order as the Company expanded its product offering.
First Quarter 2024 Operational Highlights
Key operational highlights related to the Company’s strategic pillars:
1.Customers: Highlights related to customer priorities include:
a.Growth Model and Experience Updates: The Company began rebuilding the front end of its ecommerce platform by removing default subscriptions, eliminating gated email access, and creating a program for customers to subscribe and save when purchasing individual products. The launch of the new customer experience in February 2024 initially led to a reduction in new customer conversion, but has subsequently improved as the new customer experience has been optimized. As first order conversion, repeat order rates, and paybacks improve, the Company plans to spend more on advertising.
b.Third Party Category and Selection Expansion: The number of third party products offered by the Company increased 34% year-over-year. Customers have received the Company’s increased offering of health & wellness products positively, and as a result, the Company plans to curate planet-first products relevant to the conscientious customer.
c.Grove Co. Product Innovation: The company executed a Grove Co. rebrand leveraging sustainable aluminum packaging and launched a ready-to-use assortment of Grove Co. Hand Soap, Dish Soap, and Liquid Laundry Detergent to offer more accessible entry points that don’t require the purchase of a durable dispenser. Other new products included Rooted Beauty by Grove Co. Facial Wipes and new fragrances throughout the portfolio including Sunshower, Fresh Pomelo, Wild Mint, and Sea Spray. On May 1, the Company launched its Summer Limited Edition Collection with The Nature Conservancy to celebrate Grove’s ongoing partnership with The Nature Conservancy and the partnership’s conservation efforts in the Tongas rainforest region.
2.Sustainability: Highlights related to sustainability priorities include:
a.Plastic Intensity3: Plastic intensity across the entire Grove business (across all online and retail sales) was 1.08 pounds of plastic per $100 in net revenue in the first quarter of 2024, roughly flat to 1.07 pounds in the fourth quarter of 2023, but down from 1.12 pounds in the first quarter of 2023. More details on Grove’s plastic intensity can be found in the Company’s sustainability report, which the Company plans to publish in the second half of May 2024.
b.Earth Month Celebration: For Earth month 2024 throughout April, the Company announced key sustainability program updates and Grove Co. innovation updates. Among these efforts, the Company began using paper tape packaging to further reduce plastic usage, launched a digital campaign titled “Perfect Isn’t Sustainable, Progress Is,” and celebrated core partners, including rePurpose Global, 5 Gyres, and The Nature Conservancy.
3.Profitability: Highlights related to profitability priorities include:
a.Continued Improvement of Operating Costs: Executed initiatives, including vendor, partner, and contract negotiations, to increase operating leverage and improve profitability. The Company also finalized a new, reduced lease for its San Francisco Headquarters space, and announced the forthcoming closure of its fulfillment center in St. Peters, MO by the end of May to streamline operations and improve overall fulfillment efficiency.
Financial Outlook:
Chief Financial Officer Sergio Cervantes commented, “I continue to be pleased with our ability to manage our cost structure and working capital, resulting in our most profitable quarter to date, despite revenue declining in the first quarter. As a result of the first order experience changes during the quarter, we are already seeing improvements in our first order conversion rate, after an initial decline, increasing our ability to efficiently acquire new customers, which gives us confidence in our longer term strategy. Despite the uncertainty around the business model transformation and our ability to increase advertising spend over the course of the year, we continue to be optimistic that we will drive sequential revenue growth in the second half of the year and deliver positive Adjusted EBITDA for the full year. I look forward to sharing updates on our business transformation in future quarters.”
Despite the of uncertainty noted above, the Company is maintaining the following guidance for the full fiscal year 2024:
•Net revenue of $215 to $225 million, and
•Adjusted EBITDA margin of 0.0% to 1.0%
Conference Call Information:
The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on May 14, 2024. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 877-413-7205. International callers may dial 201-689-8537. A replay of the call will be available until May 28, 2024 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13746066. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.
About Grove Collaborative Holdings, Inc.
Launched in 2016 as a Certified B Corp, Grove Collaborative Holdings, Inc. (NYSE: GROV) is transforming consumer products into a positive force for human and environmental good. Driven by the belief that sustainability is the only future, Grove creates and curates more than 210 high-performing eco-friendly brands of household cleaning, personal care, health and wellness, laundry, clean beauty, baby, and pet care products serving millions of households across the U.S. each year. By serving as the trusted destination for conscientious consumers who want to make the right choices for their families and the planet and providing access to knowledgeable Grove Guides, Grove makes it easy for everyone to build sustainable routines and Be a Force of Nature.
Every product Grove offers — from its flagship brand of sustainably powerful home care essentials, Grove Co., to its exceptional third-party brands — has been thoroughly vetted against the Grove Feel Good Standard, which guarantees strict ingredients criteria, 100% plastic neutral orders, carbon neutral shipments, and the highest quality performance in addition to being certified cruelty-free and ethically produced. Grove is a public benefit corporation on a mission to move Beyond Plastic® and is available at select retailers nationwide, making sustainable home care products even more accessible. For more information, visit www.grove.com.

1 Direct to Consumer is defined as orders through the Grove website and mobile application.
2 Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Financial Measures” for a description of Adjusted EBITDA and Adjusted EBITDA margin and a reconciliation of Adjusted EBITDA and Adjusted EBITDA margin to net loss and net loss margin in the table at the end of this press release.
3 Grove defines plastic intensity as pounds of plastic used per $100 in revenue as a way to hold itself accountable for the pace at which it decouples revenue from the use of plastic. To calculate plastic intensity, Grove Collaborative defines "plastic" as any of the following materials within both products and packaging: plastic resin codes #1-7 (from the ASTM International Resin Identification Coding System), inclusive of polyvinyl alcohol (PVA, PVOH, PVAl), silicone, bioplastics, and any plastic liners, coatings, and resins.

Caution Concerning Forward-Looking Statements
This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about long term profitability and growth, continued improvements in Grove’s first order conversion rate and long term strategy to efficiently acquire new customers, revenue growth in the second half of 2024, delivering positive Adjusted EBITDA for 2024, future increases in marketing spend, third party product expansion, the focus on use of cash and efficient returns on its use and Grove’s 2024 guidance for Net revenue and Adjusted EBITDA margin. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. The forward-looking statements contained in this press release are based on Grove’s current expectations and beliefs in light of the Company’s experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors believed to be appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including changes in business, market, financial, political and legal conditions; legal and regulatory matters and developments; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand their business; competition; the uncertain effects of the COVID-19 pandemic; risks relating to inflation and interest rates; effectiveness of the Company’s ecommerce platform and selling efforts; demand for Grove products and other brands that sold and those factors discussed in documents filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. A reconciliation of historical Adjusted EBITDA to Net Income is provided in the tables at the end of this press release. The reconciliation of projected Adjusted EBITDA and Adjusted EBITDA Margin to the closest corresponding GAAP measure is not available without unreasonable effort on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.
Grove calculates Adjusted EBITDA as net income (loss), adjusted to exclude: stock-based compensation expense; depreciation and amortization; changes in fair values of derivative liabilities; transaction costs allocated to derivative liabilities upon closing of the transaction where Grove became a publicly traded company; interest income; interest expense; restructuring and severance related costs; ; provision for income taxes and certain litigation and legal settlement expenses. Grove defines Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Grove Collaborative Holdings, Inc.
Consolidated Balance Sheets
(In thousands, per share amounts)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$77,757	$86,411
Restricted cash	3,325	5,650
Inventory, net	31,451	28,776
Prepaid expenses and other current assets	3,422	3,359
Total current assets	115,955	124,196
Restricted cash	502	2,802
Property and equipment, net	10,008	11,625
Operating lease right-of-use assets	9,043	9,612
Other long-term assets	2,355	2,507
Total assets	$137,863	$150,742
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,200	$8,074
Accrued expenses	11,939	16,020
Deferred revenue	6,569	7,154
Operating lease liabilities, current	1,703	3,489
Other current liabilities	482	306
Total current liabilities	28,893	35,043
Debt, noncurrent	72,533	71,662
Operating lease liabilities, noncurrent	7,610	14,404
Derivative liabilities	11,313	11,511
Total liabilities	120,349	132,620
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock, $0.0001 par value	10,000	10,000

Stockholders’ equity:
Common stock - $0.0001 par value	4	4
Additional paid-in capital	631,991	629,208
Accumulated deficit	(624,481)	(621,090)
Total stockholders’ equity	7,514	8,122
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$137,863	$150,742

Grove Collaborative Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue, net	$53,545	$71,565
Cost of goods sold	23,805	34,310
Gross profit	29,740	37,255

Operating expenses:
Advertising	2,053	8,673
Product development	3,626	4,216
Selling, general and administrative	24,594	38,021
Operating loss	(533)	(13,655)

Non-operating expenses:
Interest expense	4,129	3,729
Changes in fair value of derivative liabilities	(198)	292
Other income, net	(1,083)	(4,617)
Total non-operating expenses (income), net	2,848	(596)
Loss before provision for income taxes	(3,381)	(13,059)
Provision for income taxes	10	10
Net loss	$(3,391)	$(13,069)
Less: Accumulated dividends on redeemable convertible preferred stock	(150)	—
Net loss attributable to common stockholders, basic and diluted	$(3,541)	$(13,069)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.39)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	36,262,917	33,747,855

Grove Collaborative Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(3,391)	$(13,069)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on lease modification	(3,139)	—
Stock-based compensation expense	3,113	4,893
Depreciation and amortization	2,201	1,448
Changes in fair value of derivative liabilities	(198)	292
Reduction in transaction costs allocated to derivative liabilities upon Business Combination	—	(3,745)
Non-cash interest expense	961	948
Inventory reserve	(505)	124
Other non-cash expenses	—	77
Changes in operating assets and liabilities:
Inventory	(2,170)	3,078
Prepaids and other assets	(14)	(828)
Accounts payable	125	1,554
Accrued expenses	(4,082)	162
Deferred revenue	(585)	(1,726)
Operating lease right-of-use assets and liabilities	(4,872)	(261)
Other liabilities	176	316
Net cash used in operating activities	(12,380)	(6,737)

Cash Flows from Investing Activities
Purchase of property and equipment	(518)	(784)
Net cash used in investing activities	(518)	(784)

Cash Flows from Financing Activities
Payment of transaction costs related to the Business Combination	—	(4,150)
Proceeds from issuance of debt	—	7,500
Payment of debt issuance costs	—	(837)
Repayment of debt	—	(235)
Payments related to stock-based award activities	(381)	(288)
Net cash (used in) provided by financing activities	(381)	1,990

Net decrease in cash, cash equivalents and restricted cash	(13,279)	(5,531)
Cash, cash equivalents and restricted cash at beginning of period	94,863	95,985
Cash, cash equivalents and restricted cash at end of period	$81,584	$90,454

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA
Revenue	$53,545	$71,565
Net loss	(3,391)	(13,069)
Stock-based compensation	3,113	4,893
Depreciation and amortization	2,201	1,448
Changes in fair value of derivative liabilities	(198)	292
Reduction in transaction costs allocated to derivative liabilities upon Business Combination	—	(3,745)
Interest income	(1,086)	(424)
Interest expense	4,129	3,729
Restructuring and severance related costs	(2,885)	46
Provision for income taxes	10	10
Total Adjusted EBITDA	$1,893	$(6,820)
Net loss margin	(6.3)%	(18.3)%
Adjusted EBITDA margin (loss)	3.5%	(9.5)%
Investor Relations Contact
ir@grove.co
Media Relations Contact
Ryan.Zimmerman@grove.co
Source: Grove Collaborative Holdings, Inc.